CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the

Registration Statement on Form N-1A of Franklin Rising Dividends Fund, a series of shares of Franklin Managed Trust and to the use of our report dated November 15, 2012 on the financial statements and financial highlights of Franklin Rising Dividends Fund. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

 /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2013